UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2016

AMC ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8747	43-1304369
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

                                                Compensatory Arrangements of Certain Officers.

On February 14, 2016, Jian (Winston) Wang provided AMC Entertainment Holdings, Inc. (“AMCH”) and its wholly-owned subsidiary, AMC Entertainment Inc. (collectively, “AMC”), with notice of his resignation from the Boards of Directors of AMC (collectively, the “Board”), effective immediately.  Mr. Wang resigned to focus on his commitments with Dalian Wanda Group Co., Ltd., AMC’s controlling shareholder, and his resignation did not involve any disagreement between Mr. Wang and AMC on any matter related to AMC’s operations, policies, practices, or otherwise.  Mr. Wang served as a Class I Director of AMCH and on the Nominating and Corporate Governance Committee of AMCH.

On February 16, 2016, the AMCH Nominating and Corporate Governance Committee recommended, and the Board elected, Gary F. Locke, as a director of AMC, effective immediately.  The board of directors of AMCH also elected Mr. Locke as a member of the Nominating and Corporate Governance Committee of the board of directors of AMCH.  Mr. Locke was elected to fill the vacancy on the Board created by Mr. Wang’s resignation.  Mr. Locke will serve as a Class I director of AMCH with a term expiring at AMCH’s 2017 Annual Meeting of Stockholders.

On February 16, 2016, the AMCH Nominating and Corporate Governance Committee recommended, and the Board elected, Zeng Mao Jun (John Zeng) as a director of AMC, effective immediately.  Mr. Zeng was elected to fill the vacancy on the Board created by the resignation of Mr. Ye, which was previously reported by AMC.  Mr. Zeng will serve as a Class II director of AMCH with a term expiring at AMCH’s 2018 Annual Meeting of Stockholders.  Mr. Zeng has not currently been appointed to any committees of the AMCH board of directors.

Mr. Locke will receive compensation under the AMCH Non-Employee Director Compensation Plan.  He will receive an annual cash retainer of $50,000 for service on the Board and $5,000 for service on the Nominating and Corporate Governance Committee and an annual stock award under the 2013 Equity Incentive Plan with a value of $100,000. All amounts will be calculated on a prorated basis for the remainder of 2016.  Mr. Zeng will not receive any compensation as a result of his service on the Board of AMC or any committee of the Board of AMCH.

In connection with their election to the Board, each of Mr. Locke and Mr. Zeng will enter into an indemnification agreement with AMCH pursuant to which AMCH will agree to indemnify each from certain liabilities that may arise by reason of their status as a director and to advance certain expenses incurred by each.  The form of indemnification agreement was filed as an exhibit to Amendment No. 3 to AMCH’s Form S-1 Registration Statement, filed with the Securities and Exchange Commission on November 22, 2013, and the terms of the indemnification agreement are incorporated herein by reference.

There are no arrangements or understandings between Mr. Locke or Mr. Zeng and any other persons pursuant to which either was selected a director of AMC.  There are no transactions between either Mr. Locke or Mr. Zeng, on the one hand, and AMC on the other, that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 8.01              Other Events

On February 17, 2016, AMCH issued a press release announcing the changes in its board of directors described in this Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

The exhibits listed below and in the accompanying Exhibit Index are filed as a part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release dated February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has du1y caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: February 17, 2016	By:	/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 17, 2016